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                                                                   EXHIBIT 10.37

                                A G R E E M E N T

         This Agreement made and entered into this day of May, 1997, by and between Sleepmaster L.L.C., its plant located in Linden, New Jersey, hereinafter referred to as the Company, and the United Steelworkers of America (ABG Division), AFL-CIO, CLC, and its Local Union #396, hereinafter referred to as the Union.

                                   WITNESSETH:

         WHEREAS, it is the intent and purpose of the parties hereto to promote and improve the industrial and economic relations between the Company, its employees and the Union, to establish a basic understanding relative to rates of pay, hours of work, and amicable adjustment of all disputes and grievances.

         NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I - RECOGNITION

         The Company recognizes the Union as the sole and exclusive collective bargaining agency for all of its production and maintenance employees with respect to wages, hours and conditions of employment, but excluding office clerical, professional employees, guards, salesmen and all supervisors as defined in the Act, limited only to its plant located at 2001 Lower Road, Linden, New Jersey.

ARTICLE II - UNION SHOP

         Section 1. It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing, and those who are not members on the effective date of this Agreement shall, on the thirtieth (30th) day following the effective date of this Agreement or after the signing of this Agreement, whichever is later, become and remain members of the Union in good standing.

         Section 2. It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its effective date or on or after the signing of
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this Agreement, whichever is later, shall, on the thirtieth (30th) day following the beginning of such employment, become and remain members in good standing of the Union. For the purpose of this Article, a day shall be defined as eight (8) hours of work.

         Section 3. The Company will, within five (5) working days after receipt of written notice from the Union, discharge any employee who is not in good standing in the Union as required by the preceding section of this Article.

ARTICLE III - CHECK-OFF

         Subject to the provision of Section 302 (c) of the Labor Management Relations Act and provided that the Company has received from each employee on whose account such deductions are made a written assignment, the Company shall deduct periodically, as stated in such authorization, from the wages of each such employee the membership dues in the Union of such employee and shall remit same to the Union together with an itemized list. Such remittance shall be made at the option of the Union, in case of weekly deductions, not later than ten
(10) days after the end of the month in which such deductions are made, and in the case of monthly deductions, not later than ten (10) days after such deductions are made.

ARTICLE IV - HOURS OF WORK

         Section 1. The hours of work for full-time employees shall consist of eight (8) hours per day and forty (40) hours per week. A contract holiday shall be considered as a day worked for the purpose of computation of overtime. Full time employees shall have an unpaid lunch period of thirty (30) minutes each work day.

         Section 2. Full time employees are those employees who work a regular shift of forty (40) hours per week, eight (8) hours per day. Part time employees are those employees who work less than eight (8) hours per day on a part time shift.

         Section 3. It is understood and agreed that because of the nature of the Company's business, the Company shall have the right to establish various shifts,


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whether it be day, night, Saturday or Sunday, in order to cover all phases of its business, after discussion with the Union.

         Section 4. All hours worked in excess of eight (8) hours per day and forty (40) hours per week shall be paid at the rate of time and one-half. All paid time under the agreement shall be considered working time for the purposes of calculating overtime. Unpaid time expended on Union business in accord with
Article VIII (Section 2), shall also be included for the purposes of overtime calculations. All other unpaid time off shall be excluded for purposes of overtime calculations. If an employee works on Saturday and has worked less than forty (40) hours that work week because the Company has sent him home early due to lack of work (or has volunteered to go home early in response to a supervisor's request for volunteers), the employee will be credited with the hours he lost due to being sent home early for purposes of calculating overtime under this Article.

         Section 5. Hours of work are from 7:00 A.M. to 3:30 P.M. for first shift and from 3:30 P.M. to 12:00 A.M. for second shift. Upon six (6) months written notice to the Union, the Company may establish staggered shifts, the first shift not to start earlier than 6:00 am nor later than 8:00 am, and the second shift not to start earlier than 2:30 pm nor later than 4:30 pm. Staggered shifts are not to be implemented before May 1, 1998.

         Section 6. Any employee working past five and one-half (5 1/2) hours into the shift shall be paid for the remainder of the day if sent home by the Company except in the case of Acts of God. The Company shall provide employees with one-half (1/2) hour notice before being sent home.

         Section 7. Employees will be given two (2) hours notice for non-scheduled overtime.

ARTICLE V - HOLIDAYS

         Section 1. All employees on the payroll of the Company for thirty (30) days or more shall be eligible to receive the following holidays:

                  New Year's Day           Thanksgiving Day
                  Washington's Birthday    Day after Thanksgiving
                  Memorial Day             Christmas Day
                  Fourth of July           Good Friday
                  Employee's Birthday      Labor Day


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         Paid holiday time will count for overtime purpose.

         Section 2. Full-time regular employees who are employed the day before and the day after a scheduled holiday shall receive eight (8) hours pay at their base hourly rate for the aforementioned holidays. The employee will be required to work the full day before and after the holiday, except that the employee will be given two (2) fifteen (15) minute grace periods with respect to lateness, which shall apply to a maximum of two (2) holidays during the year. The grace period shall not excuse the lateness for any purpose outside of this Article. Those employees who do not work the day before or the day after the said scheduled holiday shall receive holiday pay if the absence is for any one of the following:

         (a)      A compulsory appearance for jury duty or before a draft board.

         (b) Inability to work due to an authenticated illness or injury occurring on such day before or day following such holiday.

         (c)      Layoff occurring on such day before or day after such holiday.

         (d)      A necessary court appearance.

         (e) A death of the employee's husband or wife or of the employee's child or parent.

         Section 3. If employees work on a named holiday, except employee's Birthday, they shall receive time and one half plus holiday pay when worked. No employee shall work on his Birthday without the prior written permission of his Supervisor. If an employee is required by his Supervisor to work on his Birthday, he will be paid time and one-half plus the Holiday pay.

         Section 4. Employees may request a vacation day on Martin Luther King Day on a first come first serve basis, the total number of people off to be determined by the Company.

ARTICLE VI - SICK DAY/PERSONAL DAY

         Section 1. Employees who have completed their probation period shall be entitled to three (3) paid sick/personal days each contract year.

         Section 2. Employees shall be paid at their base hourly rate for an eight (8) hour


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day.

         Section 3. An employee shall provide at least fifteen (15) minutes notice in advance of or at the beginning of the employee's scheduled shift prior to taking a sick or personal day. If there are multiple requests for the same personal day such that it interferes with Company operations, seniority shall govern.

         Section 4. Sick/personal days shall be automatically applied to any unexcused absence. Any sick/personal day not used as of May 1 shall be bought back by the Company at the base hourly rate for an eight (8) hour day. Paid sick/personal days shall count for purposes of computing overtime.

ARTICLE VII - VACATIONS

         Section 1. Employees who have been in the Company's active employment for a period of one (1) year or more will be entitled to vacation as of their anniversary date in accord with the following schedule:

         Full-time employees:

         Length of Service                   Vacation Benefits

         One (1) year                        Five (5) days
         Two (2) years                       Six (6) days
         Three (3) years                     Seven (7) days
         Four (4) years                      Eight (8) days
         Five (5) years                      Ten (10) days
         Six (6) years                       Ten (10) days
         Seven (7) years                     Ten (10) days
         Eight (8) years                     Ten (10) days
         Nine (9) years                      Ten (10) days
         Ten (10) years                      Fifteen (15) days
         Eleven (11) years                   Sixteen (16) days
         Twelve (12) years                   Seventeen (17) days
         Thirteen (13) years                 Eighteen (18) days
         Fourteen (14) years                 Nineteen (19) days
         Fifteen (15) years or more          Twenty (20) days

         Section 2. Layoff periods of up to 90 days and leaves of absence of up to 30 days (12 weeks in the case of FMLA leaves) shall be considered as time in the Company's active employ for purposes of calculating vacation entitlement.

         Section 3. Vacation pay shall be computed at the employee's base hourly rate of pay. Should a holiday occur during the vacation period, the Company may either extend the vacation period or pay the employee holiday pay in lieu thereof.


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         Section 4. The calendar year is divided into four vacation periods corresponding to four calendar quarters. Employees who wish to take vacation in any quarter should submit their vacation request in writing to their supervisor thirty (30) days before the start of that quarter. Employees who have timely submitted their vacation request shall be given preference, based on seniority, for available slots, which are determined by business needs. Employees who submit requests late shall be granted vacation based on date of request in light of available slots, as determined by business needs.

         Section 5. No more than two weeks vacation may be taken at any time.

ARTICLE VIII - UNION BUSINESS

         Section 1. A Union Official (including shop steward) will be permitted reasonable time to present and process grievances on the Company property without loss of time or pay during his regular working hours, provided that: (1) presentation and processing of grievances will take place at a time designated by the Shift Supervisor, and (2) only one Union Official (including shop steward) will be eligible for coverage under this Article during any shift.

         Section 2. Duly designated Union Officers and shop stewards shall be permitted to take unpaid time off for official Union business away from the plant such as Union conferences, seminars and educational purposes. Such time off shall be credited for overtime purposes. In order to be granted leave for Union business: (1) the employee must provide two (2) weeks written notice, (2) no more than four (4) employees can be off at any given time, and (3) the leave shall not unduly or unreasonably interfere with the ongoing production needs of management.

ARTICLE IX - PROBATIONARY EMPLOYEES

         New employees shall be on a probationary basis for the first ninety
(90) days. During the probationary period, they shall have no seniority rights, shall receive no welfare, medical or insured benefits, and may be discharged by the Company in its sole


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discretion with or without just cause, without recourse to arbitration. If the employee is retained beyond the ninety (90) days, his name shall be added to the seniority list and his seniority shall date back to the date of commencement of employment.

ARTICLE X - RECALLS AND TRANSFERS

         An employee who is a member of the bargaining unit and who is either being upgraded to a supervisory position or is being transferred to a job not covered by this Agreement shall cease to be covered by this Agreement and shall not be subject to any of the terms of this collective bargaining agreement.

ARTICLE XI - DISCHARGE

         The Company agrees that it will not discharge any non-probationary employee except for just cause, which means, among other things, but is not limited to, inefficiency, insubordination, sabotage, drunkenness, bringing alcohol onto the job, excessive lateness or absence, punching time cards of other employees or infraction of Company's work rules, which are part of this Agreement. Notice shall be given to the Union of any discharge, giving a reason therefor. This clause is not a modification or waiver of any rights by the parties hereto of the grievance and arbitration provisions of this Agreement. In the case of a discharge or a suspension, written notice will be given to a Shop Steward or other Union Representative within one (1) working day. The Union will have five (5) working days from the date it receives written notice of discharge or suspension to file a written grievance at Step 1 of the Grievance Procedure.

ARTICLE XII - GRIEVANCE AND ARBITRATION

         Section 1. Any dispute or grievance between the Company and its employees or the Union growing out of the interpretation or application of any clause of this


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Agreement or any breach or threatened breach of this Agreement, shall be settled in the following manner (except to the extent that Article XXIX governs):

         Step 1: Employees are encouraged to speak directly to their Supervisors, with or without their Shop Stewards, and work out their on-the-job problems on an informal basis. If, however, the problem cannot be informally adjusted, the Union shall file a grievance within five (5) working days of the grievance having arisen. The grievance must be in writing and must refer to the article(s) of the Agreement that are alleged to have been violated. The Shop Steward will meet with the Supervisor to attempt to resolve the grievance. If the grievance is not resolved, or the Supervisor fails to respond within three
(3) working days, the Union may appeal to the Plant Manager in writing, within three (3) working days thereafter.

         Step 2: If a timely appeal from Step 1 is filed with the Plant Manager, he will meet with the Union President within three (3) working days after receipt of the appeal. If no meeting takes place, or if the grievance is not resolved or the Plant Manager fails to respond within three (3) working days of their meeting, the Union may appeal to Step 3 in writing within six (6) days of the date written appeal from Step 1 was filed.

         Step 3: If a timely appeal from Step 2 is filed with the Plant Manager, he will meet with the International Union Representative within ten (10) working days after receipt of the appeal. If no meeting takes place, or if the grievance is not resolved, or the Plant Manager fails to respond within three (3) working days of their meeting, the Union may file for arbitration in writing within twenty (20) days of the date of the Step 3 meeting, or if no meeting took place, the Union may file within twenty (20) days of then end of the ten (10) working day period.

          If the Union fails to: file a timely grievance, appeal in timely fashion to Step 2 or Step 3, or file for arbitration in timely fashion, the decision of the Company shall be deemed final and shall waive and bar any subsequent arbitration or other legal challenge by the Union or the grievant. The parties may mutually agree to extend the time to file a grievance, appeal, or file for arbitration in writing, but shall be under no obligation to do so. An extension of time in one instance shall in no way set a precedent or requirement that an extension be granted in another situation.

         Arbitration: The arbitrator shall be designated for this purpose by agreement between the parties; said arbitrator shall be a member of the American Arbitration Association or the New Jersey State Board of Mediation. The arbitration shall proceed in accordance with the rules then pertaining to either the American Arbitration


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Association or the New Jersey State Board of Mediation, whichever is selected.
The cost of arbitration shall be borne equally by the Union and the Company. The failure of either party to submit an arbitrable dispute to arbitration within the time limited by this paragraph shall be conclusively deemed to be a waiver of its right thereto and of the claim upon which it is based. No individual employee may initiate an arbitration proceeding, it being agreed and understood that the Company and the Union are the only parties at interest herein.

         Section 2. Nothing herein contained shall be construed as depriving the parties hereto of the right to initiate and process a grievance directly with each other and thereafter to utilize the arbitration procedures of this Article.

         Section 3. There shall be no right to arbitration to obtain, and no arbitrator shall have the authority to make an award granting any change, modification, alteration of, addition to or subtraction from the provisions contained in this Agreement.

ARTICLE XIII - BULLETIN BOARD

         The Company shall provide a bulletin board for the exclusive use of the Union at each time clock. No item derogatory to any employee or to the Company shall be posted on this bulletin board.

ARTICLE XIV - SANITARY CONDITIONS

         The Company will comply with applicable safety and health regulations. The Company, Union and all employees shall cooperate in maintaining a safe and sanitary work environment. The Company shall post a sign in the locker rooms providing notice that any employee defacing property or creating unsanitary conditions will be terminated by agreement of the Company and the Union.

ARTICLE XV - EMPLOYEE INJURY

         Any employee injured during working hours shall receive the rest of the day off without loss of pay, provided that the injuries are such that a doctor orders the employee not to return to work.


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ARTICLE XVI - MILITARY SERVICE

         Any employee who enters military service or training in the armed forces of the United States or its subdivisions shall, upon completion of such service or training, be restored to his employment status, provided that he can do the work, and shall be entitled to the benefits as provided for by law.

ARTICLE XVII - NON-DISCRIMINATION

         No employee shall be subjected to any discrimination because of his race, creed, color or for Union activities.

ARTICLE XVIII - MANAGEMENT RIGHTS

         Section 1. Subject only to any limitations stated in this Agreement, the Union recognizes that the Company retains the exclusive right to manage its business, including but not limited to the right to determine the methods and means by which its operations are to be carried on; to direct work force; to conduct its operations in a safe and effective manner; to decide the number and location of plants, the equipment, the products to be used, the method of operation, the scheduling; to determine whether and to what extent the work required in its business shall be performed by employees covered by this Agreement; to maintain order and efficiency in its plant and operations; to hire, lay off, assign, transfer, promote and determine the starting and quitting time and the number of hours to be worked; to discipline, suspend and discharge employees for cause, including violation of any of the terms of this Agreement.

         Section 2. The above rights of management are not all inclusive but indicate the type of matters and rights which belong to and are inherent to management. Any of the rights, powers and authority the Company had prior to entering into this collective bargaining agreement are retained by the Company, except as expressly and specifically abridged, delegated, granted or modified by this Agreement.

         Section 3. The Union recognizes the right of the Company to establish, maintain and enforce, reasonable plant rules and regulations and to revise such rules and regulations, provided they do not conflict with the provisions of this Agreement.

ARTICLE XIX - UNION MACHINERY AND GRIEVANCE TIME


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         All consultations regarding grievances through the first two steps of the grievance machinery provided for in Article XII shall not take place on Company time during regular hours. The Shop Steward only shall be allowed to process grievances during Company time. The employees' committee for this purpose shall be limited to the Shop Steward or in his absence, a member of the Shop Committee and the grievant. Representatives of the Union and/or the International may also attend any and all consultations dealing with grievances, as provided for in the first in the first two steps of Article XII.

ARTICLE XX - ALTERATION OF AGREEMENT

         No agreement, understanding, alteration, variation, waiver or modification of the terms, provisions, covenants or conditions contained in this Agreement shall bind the parties hereto, unless made and executed in writing and signed by the parties hereto and made a part hereof.

ARTICLE XXI - NO STRIKE OR LOCKOUT

         Section 1. The Company agrees not to conduct a lockout for the duration of this Agreement.

         Section 2. The Union agrees that it will not cause, call, sanction or authorize any strike, slowdown or work stoppage against the Company.

         Section 3. Employees engaging in strikes or work stoppages not authorized by the Union may be disciplined by the Company, subject to the grievance procedure. Employees engaging in a strike, slowdown or work stoppage not authorized by the Union and who fail to resume work promptly after being directed to do so by the Union shall lose the status as such.

ARTICLE XXII - REST PERIOD

         There shall be one (1) paid fifteen (15) minute rest period in the morning and a


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fifteen (15) minute rest period in the afternoon before quitting time. There shall be no wash up time.

ARTICLE XXIII - REPORTING PAY

         Employees reporting for work on their regularly scheduled shift, or at the request of the Company, without at least eight (8) hours prior notice that their services will not be needed, and who are not put to work, shall be paid four (4) hours reporting pay at their prevailing rate of pay. The Company will not be obligated to pay reporting pay if the employee refuses to accept work, quits or is voluntarily laid off or laid off by reason of emergency forcing closedowns beyond the Company's control, such as fire, power failure, broken machinery or an Act of God.

ARTICLE XXIV - 401(k) PLAN

         Section 1. The Company shall continue its current 401(k) plan, subject to IRS and PBGC approval. An employee is eligible to participate in the 401(k) plan the first month following completion of one (1) year of service. The Company will contribute, for each eligible employee who has worked 1000 hours during the preceding calendar year, $200.00 for the first year of the contract, $250.00 for the second year of the contract, and $300.00 for the third year of the contract. Contributions shall be made by July 1 of each year for the prior calendar year. Accordingly, the contributions for the calendar year 1997 will be made by July 1, 1998. Employees may invest in accord with plan rules in order to provide tax deferred income for retirement. The 401(k) plan terms shall govern in all respects.

ARTICLE XXV - BEREAVEMENT

         Section 1. In the event of death of a member of the employee's immediate family, which is defined as husband, wife, son, daughter, father, mother, brother, sister,


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current mother-in-law and father-in-law (at the time of death), the employee shall be entitled to up to a maximum of three (3) days off and shall be paid for each day of such absence from the employee's regularly scheduled work. All employees shall be paid eight (8) hours pay at their base hourly rate for each such day of absence. The employee claiming bereavement pay shall be required to furnish proof of death of the relative. This section shall not apply to any days when an employee was not scheduled to work.

         Section 2. Bereavement leave shall include grandparents - one day - day of funeral.

         Section 3. In order to receive the benefit of this Article an employee must list with the Company the names of his mother-in-law and father-in-law and his grandparents within thirty (30) days of hire, or in the case of current employees within thirty (30) days of contract ratification. In the case of remarriage, the employee must promptly list the current in-laws. A form will be provided to employees by the Company for this purpose.

         Section 4. If an employee seeks unpaid leave in addition to the paid leave provided under this Article, he must obtain advance approval of the Shift Manager or Plant Manager in writing, or the failure to return as scheduled shall be unexcused.

ARTICLE XXVI - LEAVE OF ABSENCE

         Section 1. Employees desiring leaves of absence shall request the same from their immediate supervisor of the department in which they work. The request shall be in writing on an agreed upon form furnished by the immediate supervisor for that purpose. The Supervisor shall immediately furnish the Union President a copy of the request with a written notation as to the action taken. The request shall state for what purpose and to what date the leave of absence is desired, which shall not exceed thirty (30) days' duration. The leave shall be at the sole discretion of the Company.

         Section 2. An employee returning to work from a leave of absence shall return to his last job held prior to the leave. If his job no longer exists, the employee, upon return, shall be placed in a comparable position if possible.

         Section 3. Any employee absent from work for longer than three (3) days for a particular illness or disability may be required to furnish a doctor's certificate showing proof of continued illness or disability upon return to work.


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         Section 4. Application for extension of leave of absence shall be made in the same way as provided for making original application and, if granted, shall cover the extended period.

         Section 5. This article shall be deemed amended insofar as necessary to comply with the Federal and New Jersey FMLA.

ARTICLE XXVII - SENIORITY

         Section 1. Seniority is defined as the length of an employee's service with the Company, dating from the date of last employment by the Company, the purpose of which is to provide a declared policy of right of preference measured by such length of service.

         Section 2. Seniority within the plant shall prevail in layoffs and recalls after layoffs, job openings and all similar matters provided the employee retained or returned is qualified at the discretion of the Company.

         Section 3. An employee's rights shall terminate and said employee shall cease to be an employee of the Company if:

         1.       He voluntarily leaves the employment of the Company;

         2.       He is discharged for just cause;

         3. He is absent from work for a period of two (2) working days without notifying the personnel supervisor or department supervisor.

         4. He fails to return to work at the end of a leave of absence without good cause.

         5. In recalling after layoff, the Company shall send a notice to the employees by certified mail, telegram or telephone to the last known address appearing on the Company's records. If within five (5) days of such notice an employee fails to report or give satisfactory explanation for not reporting, he shall be considered as voluntarily quitting, with a copy of such notice being served upon the chairperson of the Shop Committee.

ARTICLE XXVIII - JURY DUTY

         All employees who serve on jury duty shall receive the difference in their pay


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from what they receive when serving on the jury.

ARTICLE XXIX - WAGES

         Section 1.  Individual Incentive Program:

         i. Incentive rates will be set by the Company through the use of an MTM based system, which includes scanning of work tickets. The standards program is expressed in terms of standard hours and is paid at the applicable classification base rate for the job, as set forth in Appendix 2, except in the case of a red circled rate as discussed below. The standards developed take into account allowances for necessary personal time, fatigue, and unavoidable delays, using U.S. Government guidelines. The classification base rate correlates to 100% under the MTM system. Downtime or delays in excess of normal allowances, due to lack of work, materials, components, supplies, and equipment malfunctions shall be paid at the base classification rate. MTM times will be restudied by July 29, 1997.

         ii. Where the Company removes an employee from his standard job to perform other work, the employee shall receive his average straight-time hourly pay rate (inclusive of average hourly incentive earnings and any applicable seniority bonus) over the prior three weeks, for each hour worked away from his standard job.

         iii. All data concerning the development of the MTM standards is available to the Union for review, upon request, at the Company premises. It is agreed that such data, as well as the methodology and analysis, are confidential trade secret information and shall not be copied by the Union or shared by the Union with any person without the Company's explicit prior written consent. It is recognized that in the event of a dispute concerning a standard, such information may be reviewed by a Union official, Union counsel, or an arbitrator, insofar as those parties agree to the confidentiality of the information as set forth above.

         iv. Incentive standards are set so as to provide earnings opportunities of 125% above the classification base rate for an average worker working at incentive pace (except for red circled workers as discussed below). An employee will be given 30 days to produce at standard (100%) for his job classification. If he fails to do so he shall be given notice to bring his standard up to at least 100% within 30 days. This notice shall be given in writing with a copy to the Union, and the employee shall be counselled in the presence of the shop steward. If, after receiving such notice, the employee fails to bring his production level up to 100% within 30 days, he shall be permitted to bump into


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any team incentive or day rate position within the plant based on his seniority, or if he fails to bump he shall be placed on layoff. The employee shall have a 30 day trial period to prove he is qualified to perform the job he bumps into.
He shall receive the classification base rate for the new position.

         v. In the case of new or changed incentive standards (or changeovers from non-incentive jobs to incentive jobs) established by the Company during the term of this Agreement, the grievance and arbitration procedure set forth below shall apply. No grievance shall be filed for the first 30 days after a standard is put into effect, although employees or the Union may advise the Company that they feel the standard is incorrect and request a recheck. After the completion of the 30 day period a grievance may be filed. The grievance must be filed within 45 days of implementation of the new or changed standard to be timely. The 45 day period shall include the 30 day trial period. The time limit may be extended by mutual agreement of the parties in writing. As part of the grievance procedure the Union may observe the disputed operation and review any data used to develop the standard, subject to the confidentiality standards set forth above. If the parties cannot resolve the dispute as to the standard within 20 days after filing the grievance, either party may file a written request for arbitration within 15 days thereafter. Requests for arbitration filed after 15 days shall be untimely, except that the time limit may be extended by the parties' mutual agreement in writing.

         vi. Arbitration shall be filed with the New Jersey State Board of Mediation. The parties shall specify that the panel shall be limited to arbitrators with experience in resolving incentives disputes, preferably with knowledge of the MTM system.

         vii. Once an incentive rate has been established, it shall not be subject to change unless there are changes in the method, material, equipment or layout, and such changes would result in an accumulated change of 5% or more to the original established operational time. In that event only the operations which have changed will be re-studied, and the overall rate adjusted accordingly. The intent of this section is to address changes which impact the time it takes to perform an operation, and employee performance shall not be a valid reason to restudy an operation.

         viii. The arbitrator shall not be empowered to change the classification base rate associated with an incentive standard, or to change a red circled base rate (discussed below), or to change a red circled incentive rate which is correlated to a red circled base rate. The arbitrator's authority shall be limited to determining whether the standard (100%) rate has been set in accordance with the MTM system, as set forth herein, unless it is shown that the standard is unreasonable or creates a manifest hardship for employees.

         ix. Red circled base rates, as correlated to red circled incentive rates, are set forth in Appendix 3. These rates are of no precedential value and apply only to the particular individual in recognition of earning capacity under the old incentive system.

         x. An employee with a red circled base rate that is correlated to a red circled incentive rate of less than 100% shall be subject to the requirements of paragraph iv, above, as are all other employees.

         xi. An employee with a red circled base rate, correlated to a red circled incentive rate, shall be subject to the following conditions. Should the employee's actual incentive rate fall below his red circled incentive rate, his red circled base rate shall be reduced by a number calculated as follows: (1) subtract the base rate for the classification from the red circled base rate;
(2) divide that number by the number of incentive points by which the red circled incentive rate exceeds 100%; (3) multiply that result by the number of incentive points the employee's actual incentive rate falls below his red circled incentive rate. This computation shall be made on a daily basis.

         xii. An employee with a red circled base rate shall only receive incentive pay if his actual incentive rate exceeds his red circled incentive rate. In such event his incentive earnings shall be calculated as follows. Once an employee reaches his red circled incentive rate he shall receive incentive calculated based upon the classification base rate, without regard to his red circled base rate.

         xiii. The Company agrees to put the Sewing Department on individual incentive by January 1, 1998. For purposes of this provision, the Sewing Department will be deemed to include only the following classifications: (1) label iron, (2) capper, (3) flanger, (4) label sew, (5) border, (6) quilter. If for any reason the Company is unable to have an incentive in effect as of January 1, 1998, Sewing Department employees will receive a $.35 per hour increase effective January 1, 1998 which shall remain in effect until the individual incentive is implemented. Under no circumstances shall a dispute as to the Sewing Department incentive be a basis to contend that the incentive was not implemented, irrespective of the ultimate finding of an arbitrator as to the merits of the dispute.

         Section 2.  Team Incentive Program #1: Servicing Operating Lines

         i. Incentive rates for certain loader positions are based on the actual incentive percentage rate earned by the operators for whom they are loading, and the ratio of loaders to operators. The incentive earnings for these loader classifications are determined by taking the daily incentive rate earned by the operators fed by the loading team, subtracting 100%, and dividing that percentage by the number of loaders, established by a ratio set by the Company for that loader classification. The resulting number is then multiplied by the classification base rate for the individual loader, as in the case of individual incentives. The loader/operator ratio is set forth in Appendix 4, along with the classification base rate for all team loader classifications.

         ii. Certain team loaders have red circled base rates in recognition of their individual earning capacity under the old incentive system. These rates have no precedential effect. See Appendix 3.

         iii. Team loaders with red circled base rates shall not receive additional incentive pay until their incentive earnings based upon their classification base rate exceed their red circled base rate. In that event the employee will be paid at his actual incentive rate as applied to his classification base rate, without regard to his red circled base rate. This computation shall be made on a daily basis.

         iv. Team loaders must keep pace with the operators. Failure to do so will result in progressive counselling in the presence of the shop steward. If an employee cannot keep pace after counselling, he may bump into any day rate position in the plant, based upon his seniority, or if he fails to bump he shall be placed on layoff. The employee shall have a 30 day trial period to prove he is qualified to perform the job he bumps into. He shall receive the classification base rate for the new position.

         Section 3.  Team Incentive Program #2

         i. Although it is the intention of the Company to place as many employees as feasible on the individual incentive program or the Team Incentive Program #1, as set forth above, that is not practicable for all positions at this time. In order to nevertheless provide certain production related positions with a form of incentive, pending changeover to MTM, these classifications will be paid, in addition to their classification base rate, $.01 for each piece loaded on the truck during their shift. See Appendix 2.

         ii. Certain individuals participating in the Team Incentive Program # 2 have red circled base rates. These rates shall have no precedential effect. See Appendix 3. These individuals shall be entitled to additional team incentive payments only if the number of pieces loaded on their shift exceeds 1200.

         Section 4.  Day Rate Program

         i. Day rate positions receive a straight hourly classification pay rate as set forth in Appendix 2. Certain individuals in day rate positions have red circled rates as set forth in Appendix 3. In the event the Company converts day rate positions to individual incentive or team incentive positions during the term of this Agreement, the procedures and principles to calculate and apply incentives as set forth above shall apply.

         Section 5.  Seniority Bonus Increases

         i.  There shall be hourly increases of:

                                    5/1/97 -- $.35/hr
                                    5/1/98 -- $.35/hr
                                    5/1/99 -- $.35/hr

         These increases shall apply to all individuals who have passed their probationary period at the time the increase goes into effect. These increases shall not be added to the classification base rate, and shall not impact upon incentive earnings, but shall be paid for each hour worked as a seniority bonus. Classifications base rates are set forth in Appendix 2.

         ii. The classification base rate (plus any seniority bonus applicable to the employee over the course of this Agreement) shall be the hourly rate for purposes of holiday and vacation pay.

         iii. Red circled rates shall only apply to the employee's standard job.

ARTICLE XXX - CREDIT UNION

         The Company agrees to make payroll deductions for credit union purposes, if the employee has provided the Company with a properly executed signed statement authorizing the deduction. Such deductions shall only be remitted to the credit union once a month. The employee may change the amount of his deduction in writing, once every calendar quarter, during the week immediately preceding the calendar quarter. The Company is not required to process any changes that are not made on a timely basis. There shall be only one credit union for the entire bargaining unit.

ARTICLE XXXI - JOB POSTING

         All job vacancies of more than thirty (30) days will be posted for three (3) working days and senior qualified employees shall have preference. If the position may only be a temporary position (as in the case of filling an opening for an employee on pregnancy or disability leave), the Company will note on the job posting "Regular/Temporary". There will be no rebidding for the position if it turns out to be regular. If the position turns out to be temporary, the employee will be returned to his prior position when the temporary position ends.

         The successful bidder shall be given a maximum of thirty (30) days to qualify for the position, the determination to be made solely by the Company. An employee who successfully bids on a position and subsequently decides not be accept the position, shall not be permitted to bid on another position for six
(6) months. If there are no qualified bidders within the posting period, or the individual selected for the bid does not pass his qualifying period, the Company may hire from the outside.

ARTICLE XXXII - MISCELLANEOUS

         Section 1. Goods rejected for poor workmanship shall be corrected by the employee during working hours. The employee shall affix his clock number to the work ticket and be liable for his own repairs. All work tickets are to be handed in at the end of the day. Failure to do so shall subject the employee to discharge.

         Section 2. Any employee who damages Company machines, Company property security devices, etc., shall be discharged.

         Section 3. All employees shall be treated equally by the representatives and shall not be harassed.

         Section 4. Temporary transfers shall not exceed 30 days.

         Section 5. The Company and the Union will split the cost of printing new contracts. The printer must be approved of in advance by both the Union and the Company.

         Section 6.  Metal racks to be provided for hog ring stations.

ARTICLE XXXIII - HOSPITALIZATION

         Section 1. No medical contributions under this Article or Appendix 1 shall be required except in the case of full time employees who have completed ninety (90) days of employment before the first of the month. For purposes of this Article and Appendix 1 a full time employees is defined as anyone working a minimum of twenty-four (24) hours per week.

         Section 2. For the life of this Agreement, the Company will contribute $8.34 per month for each full time employee (as defined above), who has completed ninety (90) days of employment for an eyeglass plan to be selected by the Union for the exclusive benefit of the employees. At the end of the contract year, if the Company's total contribution for the year is less than $20,000, the Company will pay the difference between $20,000 and the total yearly contribution it has already paid to the Eyeglass Plan for the year. The Company shall have no obligation except to contribute the amount provided under this Article. All matters concerning coverage, benefits provided, the selection of provider, the quality of service, administration, and every other aspect of the Eyeglass Plan shall be the sole and exclusive responsibility of the Union, which shall hold the Company harmless for any problems whatsoever, that arise under the Eyeglass Plan.

         Section 3. For the life of the Agreement, the Company will contribute one half (1/2) the current cost (as of April 1, 1997) of the current employee dental plan: (the current cost is (1) $6.58 per month single, (2) $12.60 per month married or single parent, and (3) $18.79 per month family)). One half (1/2) of the current cost shall be the responsibility of the employee, and shall be made by payroll deduction pursuant to written authorization of the employee. Any employee who fails to execute an appropriate written authorization shall be ineligible for coverage until he executes such authorization. The Company also agrees that if there is a documented increase in the cost of dental benefits during the term of the Agreement, the Company will pay 50% of such increase up to a maximum increase of 10% of the Company's current contribution. The Company shall have no obligation except to contribute the amount provided under this Article and transfer employee contributions to the provider once the employee has submitted an appropriate authorization form. All matters concerning coverage, benefits provided, the selection of provider, the quality of service, administration, and every other aspect of the Dental Plan shall be the sole and exclusive responsibility of the Union, which shall hold the Company harmless for any problems whatsoever, that arise under the Dental Plan.

ARTICLE XXXIV - SPANISH TRANSLATIONS

         The Company shall translate all work rules which are a basis for discipline into Spanish. The Company shall translate this Agreement into Spanish, and shall share the cost of reproduction of the contract for employees, the cost to be shared equally with the Union. In all cases of contract interpretation, the English version of the contract shall govern.

ARTICLE XXXV - TERM OF AGREEMENT

         This Agreement shall be effective from the date first above written until midnight April 30, 2000, and thereafter from year to year unless either party shall notify the other by registered mail at least sixty (60) days prior to April 30th, 2000 of its intention to make changes in this Agreement.

         This Agreement shall be binding upon and shall inure to the benefits of the respective parties hereto and to their respective successors and assigns.

                                            SLEEPMASTER L.L.C.


                                            ________________________
                                            Charles Schweitzer
                                            President

NEGOTIATING COMMITTEE:     United Steelworkers of America (ABG Division),
                           AFL-CIO, CLC and Local Union #396



                                                    John Shinn
                                                    International Representative

                                   APPENDIX 1
                                  WELFARE FUND

         This Agreement made and entered into this day of May, 1997, by and between Sleepmaster L.L.C., its plant located in Linden, New Jersey, hereinafter referred to as the Company, and the United Steelworkers of America (ABG Division), AFL-CIO, CLC, and its Local Union #396, hereinafter referred to as the Union.

                                   WITNESSETH:

         WHEREAS, the Company and the Union have a collective bargaining agreement providing for contributions to the Fund; and WHEREAS, the Union and the Trustees of the Fund desire that contributions be on a uniform basis and similar circumstances by all participating employees thereunder.

         NOW, THEREFORE, and INTENDING TO BE LEGALLY BOUND, the parties hereto agree as follows:

         1. Effective May 1, 1997, and throughout the term of this Agreement, the Company agrees to pay to the Trustees of the Fund the sum of $255 per eligible employee per month and to pay any increase in the contribution level up to the following maximums: (1) from May 1, 1998, up to $280 per month maximum Company contribution, and (2) from May 1, 1999 up to $310 per month maximum Company contribution.

         2. Payments shall be due on the first of each month based on eligible employees as defined in Article XXXIII of the Agreement. Payments shall be made at the Fund Office no later than the tenth (10th) day of said month for all full time employees, Union and/or otherwise, that are to be enrolled in the Fund using the "full time employees" as described in Article XXXIII of the Agreement. With respect to

Union employees, inclusion shall be from the first day of the month following completion of the probationary period. As used herein, the term "Policy" shall mean the policy or policies of insurance issued pursuant to that certain Agreement and Declaration of Trust creating the Fund dated December 30, 1949, as amended from time to time, and all other policies of insurance accepted by the Trustees as part of such fund. Further, the term Policy as used herein shall be deemed to include any amendments or riders attached to such policy or policies.

         3. Each payment shall be accompanied by a "dues listing" on a form supplied by the Trustees, upon which shall be listed, without exception, the names of all employees covered pursuant to Section 1 hereinabove.

         4. As employees are hired and/or terminated, the Company shall immediately report such information to the fund Office on forms supplied by the Trustees or their administrative agents.

         5. Any and all forms, reports and/or data reasonably required by the Trustees, or their administrative agents, for the observance or performance of their duties shall be completed, made or supplied, as the case may be.

         6. Company agrees to be bound by said Agreement and Declaration of Trust and by all of the rules and regulations uniformly adopted, from time to time, by said Trustees.

         7. The Trustees shall have the right, power and authority:

                  (a) To establish a uniform due date for all Company contributions to said Fund and, for good or special cause, to grant periods of grace, conditionally or unconditionally, for any such contribution;

                  (b) To fix the legal rate of interest, not in excess of that allowed by law, to be added to delinquent payments of Company contribution;

                  (c) To establish a penalty, not exceeding twenty percent (20%) of the delinquent amount due, and to be added thereto, to defray court costs and/or attorneys fees whenever any action is instituted in any court to collect delinquent contributions;

                  (d) To institute and maintain and/or prosecute in any court or tribunal having jurisdiction, any action or other proceedings for the collection or recovery of any and all payments due hereunder.

         8. Should there be a change in federal law which requires a change in medical coverage or the cost of same, the parties shall meet in order to negotiate concerning the impact of these changes on the current medical coverage and costs and shall exercise their maximum good faith efforts to effectuate any required changes within the existing cost structure. If the parties cannot agree within 60 days the matter shall be submitted under the arbitration clause of this Agreement. The arbitrator's decision shall, the maximum extent possible, effectuate any required changes within the existing cost structure, and the arbitrator shall not be empowered to require changes resulting in increased cost if there are options within the existing cost structure. All other terms of the collective bargaining agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this _________ day of July, 1997.


SLEEPMASTER L.L.C.                      UNITED STEELWORKERS OF AMERICA, AFL-CIO

_________________________________       ________________________________________
Charles Schweitzer                      George F. Becker, Int'l President
President
                                        ________________________________________
                                        Richard H. Davis, Int'l VP, Admin.

                                        ________________________________________
                                        Leon Lynch, Int'l VP, Human Affairs

                                        ________________________________________
                                        Leo W. Gerard, Int'l Sec./Treas.

                                        ________________________________________
                                        Louis J. Thomas, Director, Dist. #4

                                        ________________________________________
                                        John E. Shinn, Staff Representative


                                        LOCAL UNION #396 COMMITTEE

                                        ________________________________________
                                        Rafeal Ortiz

                                        ________________________________________
                                        Lydia Rodriguez

                                        ________________________________________
                                        Angle Alecia

                                        ________________________________________
                                        Miroslawa Romano

                                        ________________________________________
                                        Yves Germain

                                    AGREEMENT

                                     BETWEEN

                 UNITED STEELWORKERS OF AMERICA (ABG DIVISION),
                       AFL-CIO, CLC, AND LOCAL UNION #396

                                     - and -

                               SLEEPMASTER L.L.C.

                                      * * *

                         May 1, 1997 Through May 1, 2000


                                      INDEX


DESCRIPTION                                    ARTICLE NO.     PAGE
-----------                                    -----------     ----
401(k) Plan                                                    XXIV                           13
Alteration Of Agreement                                        XX                             12
Bereavement                                                    XXV                            14
Bulletin Board                                                 XIII                           10
Check-Off                                                      III                             2
Credit Union                                                   XXX                            23
Discharge                                                      XI                              8
Employee Injury                                                XV                             11
Grievance And Arbitration                                      XII                             8
Holidays                                                       V                               4
Hospitalization                                                XXXIII                         24
Hours Of Work                                                  IV                              2
Job Posting                                                    XXXI                           23
Jury Duty                                                      XXVIII                         16
Leave Of Absence                                               XXVI                           15
Management Rights                                              XVIII                          11
Military Service                                               XVI                            11
Miscellaneous                                                  XXXII                          24
Non-Discrimination                                             XVII                           11
No Strike Or Lockout                                           XXI                            13
Probationary Employees                                         IX                              7
Recalls And Transfers                                          X                               8
Recognition                                                    I                               1
Reporting Pay                                                  XXIII                          13
Rest Period                                                    XXII                           13
Sanitary Conditions                                            XIV                            10
Seniority                                                      XXVII                          16
Spanish Translations                                           XXXIV                          25
Sick Day/Personal Day                                          VI                              5
Term Of Agreement                                              XXXV                           26
Union Business                                                 VIII                            7
Union Machinery And Grievance Time                             XIX                            12
Union Shop                                                     II                              1
Vacations                                                      VII                             6
Wages                                                          XXIX                           17

APPENDIX 2

GRADE                            GRADE                              GRADE
A                                B                                  C

CLASS I       $/HR      TYPE     CLASS I         $/HR      TYPE     CLASS I        $/HR      TYPE
-------       -----     ----     -------         -----     ----     -------        -----     ----
TAPE EDGE     $9.50     I        CHECKER(1)      $7.50     T2       LABEL IRON     $6.25     I
HOG RING       9.50     I        QUILT REPAIR     7.50     D        MATT            6.25     T1
                                                                    LOAD(2)
                                                                    B/S LOAD(2)     6.25     T1
                                                                    QUILT           6.25     T1
                                                                    LOAD(3)
CLASS II                         CLASS II                           CLASS II
CUTTER        $9.75     D        LIFT TRUCK      $7.25     D        HANDLER        $6.50     D
QUILTER        8.75     I        REPAIR           7.25     D        UNCRATER        6.50     D
                                 INSPECTOR        7.00     D        LOADER(1)       5.50     T2
                                 B/S NAILER       7.25     I        STAGER(1)       5.50     T2


CLASS III                        CLASS III                          CLASS III
B/S BUILD     $8.25     I        CAPPER          $6.75     I        RECEIVER       $6.25     D
                                 FLANGER          6.75     I        SANITATION      6.25     D
                                 LABEL SEW        6.75     I        BALER           6.25     D
                                 BORDER           6.75     I
                                 B/S GRIDDER      6.75     I

INCENTIVE TYPE:  I=INDIVIDUAL  T=TEAM  D=DAY WORK

FOOTNOTES:

(1) CHECKERS, LOADERS AND STAGERS RECEIVE ONE CENT PER PIECE FOR PIECES LOADED ON THEIR SHIFT.

(2) LINE LOADERS PAID A FRACTION OF AVERAGE WEEKLY PERCENTAGE INCENTIVE OF BUILDERS OVER 100% BASED ON A SET RATIO TO BUILDERS. SEE APPENDIX 4.

(3) ESTABLISHED WHEN MTM QUILT INCENTIVE IS INSTALLED.

                              APPENDIX 3 -- SHEET 1

----------------------------------------------------------------------
  JOB            NAME          RED CIRCLE     RED CIRCLE
                               BASE RATE    MIN. INCENTIVE %
                                  (A)            (B)           (A X B)
----------------------------------------------------------------------
FLANGER     SANTIAGO, LUZ         8.69           100             8.69
----------------------------------------------------------------------
FLANGER     FERREIRA, MARIA       8.52           100             8.52
----------------------------------------------------------------------
FLANGER     TAVARES, MARIA        8.54           100             8.54
======================================================================
BORDER      FARIA, FATIMA***     10.19           100            10.19
----------------------------------------------------------------------
BORDER      CORREIRA, MARIA       9.35           100             9.35
----------------------------------------------------------------------
BORDER      YANEZ, MARIA         11.55           100            11.55
----------------------------------------------------------------------
BORDER      CARVALHO, AMELIA      9.16           100             9.16
----------------------------------------------------------------------
BORDER      MARQUES, FILOMIN      8.53           100             8.53
----------------------------------------------------------------------
BORDER      RAMOS, BLANCA         7.78           100             7.78
----------------------------------------------------------------------
BORDER      PULLAS, MARIANA       6.90           100             6.90
======================================================================
LABEL SEW   LAPAIX, DELIA***      9.66           100             9.66
----------------------------------------------------------------------
LABEL SEW   VINASCO, LUZ          7.60           100             7.60
----------------------------------------------------------------------
LABEL SEW   CORDERO, NORMA        7.21           100             7.21
======================================================================
QUILTER     MARQUES, MARIA        9.84           100             9.84
----------------------------------------------------------------------
QUILTER     DASILVA, LUISA        9.68           100             9.68
----------------------------------------------------------------------
QUILTER     SANTOS, LUCIA         9.50           100             9.50
----------------------------------------------------------------------
QUILTER     CASTANEDA, MARI       8.96           100             8.96
----------------------------------------------------------------------
QUILTER     CORREIRA, CARMIN      8.92           100             8.92
======================================================================
CAPPER      ORTIZ, MARIA          9.35           100             9.35
----------------------------------------------------------------------
CAPPER      PRAZARES, MARIA       8.73           100             8.73
----------------------------------------------------------------------
CAPPER      SANTOS, MARIA         7.17           100             7.17
======================================================================
B\S BUILD   PERREIRA, MANUE      10.04           138            13.86
----------------------------------------------------------------------
B\S BUILD   PAZMINO, MARIO        9.43           192            18.11
----------------------------------------------------------------------
B\S BUILD   AUGUSTE, EVER         8.19           154            12.61
======================================================================
HOG RING    TORRES, ANTONIO      13.41           113            15.15
----------------------------------------------------------------------
HOG RING    VILLANUEZA, RAUL     12.61           179            22.58
----------------------------------------------------------------------
HOG RING    SIMO, JUAN           12.64           116            14.91
----------------------------------------------------------------------
HOG RING    ARCE, WILFREDO       12.31           117            14.40
----------------------------------------------------------------------
HOG RING    MALDONADO, RAM       12.08           131            15.83
----------------------------------------------------------------------
HOG RING    MUNIZ, HECTOR        12.57           135            16.97
======================================================================
TAPE EDGE   ORTIZ, RAFAEL        15.26           100            15.26
----------------------------------------------------------------------
TAPE EDGE   LUNA EDUARDO         15.13           143            21.64
======================================================================
CUTTER      PEREIRA, MANUEL      10.87           D
QUILT
======================================================================
REPAIR      MORALES, AZUCEN       9.35           D
======================================================================
INSPECTOR   WRIGHT, HERBERT      10.79           D
----------------------------------------------------------------------
INSPECTOR   BERRONES, ANGEL       8.84           D
======================================================================
REPAIR      SZLADEWSKA, WA        9.55           D
======================================================================
LOADER      MEDINA, JESUS         6.27           T2/1200PCS
----------------------------------------------------------------------
LOADER      BRAVO, XAVIER         6.86           T2/1200PCS
======================================================================
CHECKER     NOEL, IDOVIC          6.90           T2/1200PCS
======================================================================
SANITATION  CASTILLO, ORLAND      7.55           D
----------------------------------------------------------------------
SANITATION  PHILOGENE, LAMO       6.27           D
======================================================================
HANDLER     LOPEZ, ROSA           7.44           D
======================================================================
BALER       RODRIGUEZ, MANU       6.55           D
======================================================================
LEADMEN     DOMINGUES, MAN       11.80           D
----------------------------------------------------------------------
LEADMEN     SMITH, JAMES         14.08           D
======================================================================

APPENDIX 4

A. ONE LOADER WILL BE ASSIGNED FOR EVERY TWO BUILDERS IN ORDER TO KEEP THE LINE FULL

================================================================================
BUILDERS      4     5     6     7     8     9     10     11     12     13     14
--------------------------------------------------------------------------------
LOADERS       2     3     3     4     4     5      5      6      6      7      7
================================================================================


B. BASE RATE FOR LINE LOADER IS $6.25 PER HOUR.

C. LINE LOADER INCENTIVE IS CALCULATED AS FOLLOWS:

  EXAMPLE:  4 LOADERS SUPPLY 8 BUILDERS WHO PRODUCE AT A RATE OF 125%

  125%-100% = 25%

  25% / 4 LOADERS = 6.25% PER LOADER

  1.0625 X $6.25 = $0.39 PER HOUR OF INCENTIVE FOR EACH LINE LOADER